                                                                   EXHIBIT 10.51

                            CELTRIX PHARMACEUTICALS, INC.

                                EMPLOYMENT AGREEMENT

     This Employment Agreement (the "Agreement") is dated as of January 7, 1997 by and between Dr. Andreas Sommer ("Employee") and Celtrix Pharmaceuticals, Inc., a Delaware corporation (the "Company").

                                      RECITALS

     Employee has served as the Company's President and Chief Executive Officer since April 1995 and has served in various officer positions with the Company since 1992. The Company's Board of Directors believes it is in the best interests of the Company to retain Employee and incentivize Employee to continue in the service of the Company. Accordingly, the Board of Directors of the Company and Employee agree to enter into this Employment Agreement.

     Now therefore, in consideration of the mutual promises, covenants and agreements contained herein, the parties hereto agree as follows:

     1. TERM OF AGREEMENT. This Agreement shall commence on the date hereof and shall have a term of two years (2) (the "Original Term"). This Agreement may be extended for an additional one (1) year beyond the end of the Original Term if the parties hereto mutually agree in writing to such extension. Subject to the Company's severance payment obligations set forth in Section 5 below, this Agreement may be terminated by either party, with or without cause, on thirty
(30) days' written notice to the other party.

     2. DUTIES.

             (a) POSITION. Employee shall be employed as President and Chief Executive Officer, and as such will have responsibility for the overall operation of the Company and will report to the Company's Board of Directors (the "Board").

             (b) OBLIGATIONS TO THE COMPANY. Employee agrees to the best of his ability and experience that he will at all times loyally and conscientiously perform all of the duties and obligations required of and from Employee pursuant to the express and implicit terms hereof, and to the reasonable satisfaction of the Company. During the term of Employee's employment relationship with the Company, Employee further agrees that
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he will devote all of his business time and attention to the business of the
Company, the Company will be entitled to all of the benefits and profits arising from or incident to all such work services and advice, Employee will not render commercial or professional services of any nature to any person or organization, whether or not for compensation, without the prior written consent of the Company's Board of Directors, and Employee will not directly or indirectly engage or participate in any business that is competitive in any manner with the business of the Company. Nothing in this Agreement will prevent Employee from accepting speaking or presentation engagements in exchange for honoraria or from serving on boards of charitable organizations, or from owning no more than one percent (1%) of the outstanding equity securities of a corporation whose stock is listed on a national stock exchange. Employee will comply with and be bound by the Company's operating policies, procedures and practices from time to time in effect during the term of Employee's employment.

     3. AT-WILL EMPLOYMENT. The Company and Employee acknowledge that Employee's employment is and shall continue to be at-will, as defined under applicable law, and that Employee's employment with the Company may be terminated by either party at any time for any or no reason. If Employee's employment terminates for any reason, Employee shall not be entitled to any payments, benefits, damages, award or compensation other than as provided in this Agreement. The rights and duties created by this Section 3 may not be modified in any way except by a written agreement executed by the Board.

     4. COMPENSATION. For the duties and services to be performed by Employee hereunder, the Company shall pay Employee, and Employee agrees to accept, the salary, stock options, bonuses and other benefits described below in this
Section 4.

             (a) SALARY. Employee shall receive an annual salary of $215,000 per year. Employee's salary will be payable pursuant to the Company's normal payroll practices. In the event this Agreement is extended beyond the Original Term, the then current base salary shall be reviewed at the time of such extension by the Board or its Compensation Committee, and any increase will be effective as of the date determined appropriate by the Board or its Compensation Committee. Employee's salary shall be reviewed on at least an annual basis for possible adjustment.
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        (b) STOCK OPTIONS AND OTHER INCENTIVE PROGRAMS. Employee shall be eligible to participate in any stock option or other incentive programs available to officers or employees of the Company.

        (c) BONUSES. Employee's entitlement to incentive bonuses from the Company is discretionary and shall be determined by the Board or its Compensation Committee in good faith based upon the extent to which Employee's individual performance objectives and the Company's profitability objectives and other financial and nonfinancial objectives are achieved during the applicable bonus period. In the event of Employee's death or disability during the term of this Agreement, the Company shall pay to Employee or Employee's estate the bonus Employee would have earned during the entire year in which death or disability occurred.

        (d) ADDITIONAL BENEFITS. Employee will be eligible to participate in the Company's employee benefit plans of general application, including without limitation, those plans covering medical, disability and life insurance in accordance with the rules established for individual participation in any such plan and under applicable law. Employee will be eligible for vacation and sick leave in accordance with the policies in effect during the term of this Agreement and will receive such other benefits as the Company generally provides to its other employees of comparable position and experience.

        (e) REIMBURSEMENT OF EXPENSES. Employee shall be authorized to incur on behalf and for the benefit of, and shall be reimbursed by, the Company for reasonable expenses, provided that such expenses are substantiated in accordance with Company policies.

    5. TERMINATION OF EMPLOYMENT AND SEVERANCE BENEFITS.

        (a) TERMINATION OF EMPLOYMENT. This Agreement may be terminated during its Original Term (or any extension thereof) upon the occurrence of any of the following events:

                (i) The Company's determination in good faith that it is terminating Employee for Cause (as defined in Section 6 below) ("Termination for Cause");

                (ii) The Company's determination that it is terminating Employee without Cause, which determination may be made by the Company at any time at the Company's sole discretion, for any or no reason ("Termination Without Cause"); or
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                (iii) The effective date of a written notice sent to the
Company from Employee stating that Employee is electing to terminate his employment with the Company ("Voluntary Termination").

        (b) SEVERANCE BENEFITS. Employee shall be entitled to receive severance benefits upon termination of employment only as set forth in this Section 5(b):

                (i) VOLUNTARY TERMINATION. If Employee's employment terminates by Voluntary Termination, then Employee shall not be entitled to receive payment of any severance benefits. Employee will receive payment(s) for all salary and unpaid vacation accrued as of the date of Employee's termination of employment and Employee's benefits will be continued under the Company's then existing benefit plans and policies in accordance with such plans and policies in effect on the date of termination and in accordance with applicable law.

                (ii) VOLUNTARY TERMINATION WITH CASH SHORTFALL. If Employee's employment terminates by Voluntary Termination and a Cash Shortfall (as defined below) exists, Employee (A) will be paid a lump sum payment on the date of termination equal to twelve (12) months of Employee's then current base salary,
(B) the principal and interest owed to the Company by Employee pursuant to the loan made to Employee in January 1992 (the "Loan") shall be forgiven and the promissory note evidencing the Loan shall be canceled and (C) Employee shall be retained as a consultant by the Company and receive consulting fees equal to $18,000 per month for services performed for a period of six (6) months (the "Consulting Period"). During the Consulting Period, Employee shall perform such services for the Company as may be reasonably requested from time to time by the Board or the Chief Executive Officer of the Company. The terms of the consulting arrangement shall be more fully described in the Consulting
Agreement between Employee and the Company substantially in the form attached hereto as Exhibit A. Such consulting payments shall be made ratably over the Consulting Period according to the Company's standard payroll schedule and invoices submitted by Employee for the consulting services. Employee will also be entitled to receive payment on the date of termination of any bonus payable under Section 4(c). Employee shall also be entitled to continue to participate during the Consulting Period in all of the Company's health insurance benefits (e.g. medical, dental, optical, mental health, life) in the same manner and with the same coverage provided to Employee prior to the date of termination and in all other respects significantly comparable to those in place immediately prior to such termination. Any unvested
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stock options held by Employee as of the date of Employee's termination of employment shall continue to vest through the end of the Consulting Period according to the vesting schedule set forth in any agreement between Employee and the Company governing the issuance to Employee of such securities.

                (iii) INVOLUNTARY TERMINATION POST CHANGE OF CONTROL. If Employee's employment is terminated after a Change of Control (as defined below) has occurred for any reason (including a Constructive Termination (as defined below)) other than by reason of Employee's Voluntary Termination and other than by reason of a Termination for Cause (an "Involuntary Termination"), Employee
(A) will be paid a lump sum payment on the date of termination equal to twelve
(12) months of Employee's then current base salary, (B) the principal and interest owed to the Company by Employee pursuant to the Loan shall be forgiven and the promissory note evidencing the Loan shall be canceled and (C) Employee shall be retained as a consultant by the Company and receive consulting fees equal to $6,000 per month for services performed for a period of eighteen (18) months (the "Consulting Period"). During the Consulting Period, Employee shall perform such services for the Company as may be reasonably requested from time to time by the Board or the Chief Executive Officer of the Company. The terms of the consulting arrangement shall be more fully described in the Consulting Agreement between Employee and the Company substantially in the form attached hereto as Exhibit A. Such consulting payments shall be made ratably over the Consulting Period according to the Company's standard payroll schedule and invoices submitted by Employee for the consulting services. Employee will also be entitled to receive payment on the date of termination of any bonus payable under Section 4(c). Employee shall also be entitled to continue to participate during the Consulting Period in all of the Company's health insurance benefits (e.g. medical, dental,, optical, mental health, life) in the same manner and with the same coverage provided to Employee prior to the date of termination and in all other respects significantly comparable to those in place immediately prior to such termination. Any unvested stock options held by Employee as of the date of Employee's termination of employment shall continue to vest through the end of the Consulting Period according to the vesting schedule set forth in any agreement between Employee and the Company governing the issuance to Employee of such securities.

                (iv) INVOLUNTARY TERMINATION PRE CHANGE OF CONTROL. If Employee's employment is terminated before a Change of Control has occurred for any reason (including a Constructive Termination) other than by reason of Employee's Voluntary Termination and other than by reason of a Termination for Cause, Employee (A) will be paid a lump sum payment on the date of termination equal to twelve (12) months of Employee's then current base salary, (B) the principal and interest owed to the Company by Employee pursuant to the Loan shall be forgiven and the promissory note evidencing the Loan shall be canceled and (C) Employee shall be retained as a consultant by the Company and receive consulting fees equal to $6,000 per month (up to an aggregate of $108,000 (the "Aggregate Consulting Payment")) for services performed for a period of time equal to eighteen (18) months (the "Consulting Period"); provided, however, that the Aggregate Consulting Payment shall be reduced on a dollar-for-dollar basis for each dollar Employee receives during the Consulting Period from other employment and/or consulting sources in excess of an aggregate of $214,500. To the extent Employee secures other employment or consulting work during the Consulting Period that pays Employee cash compensation in excess of an aggregate of $322,500, and as a result, Employee's consulting fees from the Company are reduced to zero, Employee and the Company shall either mutually agree to terminate Employee's consulting relationship or negotiate an alternative consulting arrangement. During the Consulting Period, Employee shall perform such services for the Company as may be reasonably requested from time to time by the Board or the Chief Executive Officer of the Company. The terms of the consulting arrangement shall be more fully described in the Consulting Agreement between Employee and the Company substantially in the form attached hereto as Exhibit A. Such consulting payments shall be made ratably over the Consulting Period according to the Company's standard payroll schedule and invoices submitted by Employee for the consulting services. Employee will also be entitled to receive payment on the date of termination of any bonus payable under Section 4(c). Employee shall also be entitled to continue to participate during the Consulting Period in all of the Company's health insurance benefits (e.g. medical, dental, optical, mental health, life) in the same manner and with the same coverage provided to Employee prior to the date of termination and all other respects significantly comparable to those in place immediately prior to such termination. Any unvested stock options held by Employee as of the date of Employee's termination of employment shall continue to vest through the end of the Consulting Period according to the vesting schedule set forth in any agreement between Employee and the Company governing the issuance to Employee of such securities.

                (v) TERMINATION FOR CAUSE. If Employee's employment is terminated for Cause, then Employee shall not be entitled to receive payment of any severance benefits. Employee will receive payment(s) for all salary and unpaid vacation accrued as of the date of Employee's termination of employment and Employee's benefits will be continued under the Company's then existing benefit plans and policies in accordance with such plans and policies in effect on the date of termination and in accordance with applicable law. In addition, the principal and interest owed to the Company by Employee pursuant to the Loan shall be forgiven and the promissory note evidencing the Loan shall be canceled.

        6. DEFINITIONS.

           (a) "Cash Shortfall" shall mean a reduction in the Company's cash and cash equivalents to an amount less than that necessary to continue the Company's operations for a period of three (3) months based on the Company's average monthly "burn rate" for the six (6) months prior to the date hereof.

           (b) "Cause" shall mean (i) Employee's dishonest or fraudulent conduct, deliberate attempt to do an injury to the Company, or Employee's conduct that materially discredits the Company or is materially detrimental to the reputation of the Company, including conviction of a felony; or (ii) Employee's incurable material breach of any element of the Company's Confidential Information and Invention Assignment Agreement, including without limitation, Employee's theft or other misappropriation of the Company's proprietary information.

           (c) "Change of Control" shall mean the acquisition of the Company by means of merger, reorganization or other transaction in which the stockholders of the Company do not own a majority of the outstanding shares of the surviving corporation or a sale of all or substantially all of the assets of the Company.

           (d) "Constructive Termination" shall be deemed to occur if (A)(1) there is a material adverse change in Employee's position causing such position to be of less stature or of less responsibility than President and Chief Executive Officer, (2) a reduction of more than 10% of Employee's base compensation unless in connection with similar decreases of other similarly situated employees of the Company, or (3) Employee's refusal to relocate to a facility or location more than fifty (50) miles from the Company's current location; and (B) within the ninety (90) day period immediately following such material change or retention Employee elects to terminate his employment voluntarily.

        7. CONFIDENTIALITY AGREEMENT. Employee has signed a Confidential Information and Invention Assignment Agreement (the

"Confidentiality Agreement") substantially in the form attached hereto as Exhibit B. Employee hereby represents and warrants to the Company that he has complied with all obligations under the Confidentiality Agreement and agrees to continue to abide by the terms of the Confidentiality Agreement and further agrees that the provisions of the Confidentiality Agreement shall survive any termination of this Agreement or of Employee's employment relationship with the Company.

        8. NONSOLICITATION COVENANT. Employee hereby agrees that he shall not, during the term of his employment pursuant to this Agreement or the Consulting Period, without the prior written consent of the Board, solicit or influence or attempt to influence any person employed by the Company to terminate or otherwise cease his or her employment with the Company or become an employee of any competitor of the Company. This Section 8 is to be read in conjunction with the Confidential Information and Invention Assignment Agreement executed by Employee.

        9. CONFLICTS. Employee represents that his performance of all the terms of this Agreement will not breach any other agreement to which Employee is a party. Employee has not, and will not during the term of this Agreement, enter into any oral or written agreement in conflict with any of the provisions of this Agreement. Employee further represents that he is entering into or has entered into an employment relationship with the Company of his own free will and that he has not been solicited as an employee in any way by the Company.

        10. SUCCESSORS. Any successor to the Company (whether direct or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company's business and/or assets shall assume the obligations under this Agreement and agrees expressly to perform the obligations under this Agreement and the Consulting Agreement in the same manner and to the same extent as the Company would be required to perform such obligations in the absence of a succession. The terms of this Agreement, the Consulting Agreement and all of Employee's rights hereunder and thereunder shall inure to the benefit of, and be enforceable by, Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

        11. MISCELLANEOUS PROVISIONS.

            (a) NO DUTY TO MITIGATE. Except as specifically provided in Section 5(b)(iv) of this Agreement, Employee shall not be required to mitigate the amount of any payment contemplated by this Agreement

(whether by seeking new employment or in any other manner), nor shall any such payment be reduced by any earnings that Employee may receive from any other source.

        (b) AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended or waived only with the written consent of the parties.

        (c) SOLE AGREEMENT. This Agreement, including any Exhibits hereto, constitutes the sole agreement of the parties and supersedes all oral negotiations and prior writings with respect to the subject matter hereof.

        (d) NOTICES. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or by a nationally-recognized delivery service (such as Federal Express or UPS), or forty-eight (48) hours after being deposited in the U.S. mail as certified or registered mail with postage prepaid, if such notice is addressed to the party to be notified at such party's address as set forth below or as subsequently modified by written notice.

        (e) CHOICE OF LAW. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of California, without giving effect to the principles of conflict of laws.

        (f) SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

        (g) COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

        (h) ARBITRATION. Any dispute or claim arising out of or in connection with this Agreement will be finally settled by binding arbitration in San Jose, California in accordance with the rules of the American Arbitration Association by one arbitrator appointed in accordance with said rules. The arbitrator shall apply California law, without reference to rules of conflicts of law or rules of statutory arbitration, to the resolution of any dispute. Judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Notwithstanding the foregoing, the parties may apply to any court of competent jurisdiction for preliminary or interim equitable relief, or to compel arbitration in accordance with this paragraph, without breach of this arbitration provision. This
Section 11(h) shall not apply to the Confidentiality Agreement.

        (i) ADVICE OF COUNSEL. EACH PARTY TO THIS AGREEMENT ACKNOWLEDGES THAT, IN EXECUTING THIS AGREEMENT, SUCH PARTY HAS HAD THE OPPORTUNITY TO SEEK THE ADVICE OF INDEPENDENT LEGAL COUNSEL, AND HAS READ AND UNDERSTOOD ALL OF THE TERMS AND PROVISIONS OF THIS AGREEMENT. THIS AGREEMENT SHALL NOT BE CONSTRUED AGAINST ANY PARTY BY REASON OF THE DRAFTING OR PREPARATION HEREOF.

                            [Signature Page Follows]

                                           The parties have executed
                                        this Agreeement the date first
                                        written above.

                                CELTRIX PHARMACEUTICALS, INC.


                                By:
                                   -------------------------------
                                        James E. Thomas, Chairman

                                Address: 3055 Patrick Henry Drive
                                         Santa Clara, California 95054



                                DR. ANDREAS SOMMER


                                Signature:
                                          ----------------------------

                                Address:
                                        ------------------------------

                                        ------------------------------

                                                        EXHIBIT A

                                                   CONSULTING AGREEMENT

                                                       EXHIBIT B

                                                CONFIDENTIAL INFORMATION
                                                          AND
                                                  INVENTION ASSIGNMENT
                                                        AGREEMENT

                                                                       Exhibit A

                          CELTRIX PHARMACEUTICALS, INC.

                              CONSULTING AGREEMENT



Andreas Sommer
Celtrix Pharmaceuticals, Inc.
3055 Patrick Henry Drive
Santa Clara, CA  95054


Dear Andreas:

         1. Celtrix Pharmaceuticals, Inc., a Delaware corporation (the "Company") wishes to obtain your services as a consultant. This letter shall constitute an agreement between you and the Company with respect to the services you are to provide (the "Agreement").

         2. This Agreement shall become effective on the date hereof and shall remain in effect until ___ [insert applicable time period from Employment Agreement] months following termination of Mr. Sommer from the Company. You may terminate this Agreement at any time by at least fifteen (15) days written notice to the Company. The Company may terminate this Agreement only for Cause at any time. For this purpose, "Cause" means your willful breach of your obligations under this Agreement or the Employment Agreement between you and the Company dated as of December __, 1996 (the "Employment Agreement").

         3. As consideration for your services and other obligations you will be paid a monthly retainer of $______ [insert applicable amount from Employment Agreement] for the period of this Agreement. In the event this Agreement is terminated before the end of the term for any reason other than by reason of Consultant's voluntary termination of this Agreement and other than by reason of termination for Cause (as such term is defined in the Employment Agreement), all amounts that that would otherwise be payable to Consultant under the terms of this Agreement and the Employment Agreement shall be immediately due and payable to Consultant in a lump sum and shall be paid to Consultant as of the effective date of termination of this Agreement.

         4. Your relationship with the Company shall be that of an independent contractor and not that of an employee. The Company will not make deductions from payments made to you for taxes, which shall be your responsibility unless required by relevant taxing authorities. You shall have no authority to enter into contracts which bind the Company or create obligations on the part of the Company without the express prior authorization of the President of the Company.

         5. All services to be performed by you will be as agreed between you and the President of the Company. You shall be required to report to the President of the Company concerning your services performed under this Agreement, or such other party designated by the President. The nature and frequency of these reports will be left to the discretion of the President or such other party.

         6. You shall keep in confidence and shall not disclose or make available to third parties or make any use of any information or documents relating to your services under this Agreement or to the products, methods of manufacture, trade secrets, processes, business or affairs or confidential or proprietary information of the Company (other than information in the public domain through no fault of your own), except with the prior written consent of the Company or to the extent necessary in performing tasks assigned to you by the Company. Upon termination of this Agreement, you will return to Company all documents and other materials related to the services provided hereunder or furnished to you by the Company. Your obligations under this Paragraph 6 shall survive termination of this Agreement for any reason.

         7. You shall promptly disclose and hereby transfer and assign to the Company all right, title and interest to all techniques, methods, processes, formulae, improvements, inventions and discoveries made or conceived or reduced to practice by you, solely or jointly with others, in the course of providing services hereunder or with the use of materials or facilities of the Company during the period of this Agreement or which relate to the Company's business or its actual or demonstrably anticipated research or development (except as otherwise provided below). When requested by the Company you will make available to the Company all notes, drawings, data and other information relating to the above. You will promptly sign any documents (including U.S. and foreign patent assignments) requested by the Company related to the above assignment of rights and inventions and will cooperate with the Company at the Company's request and expense in preparation and prosecution of any U.S. or foreign patent applications related to such rights and inventions. Your obligations under this Paragraph 7 shall survive termination of this Agreement for any reason. This Agreement does not apply to inventions covered by Section 2870 of the California Labor Code, a copy of which is attached hereto as Exhibit A, or to inventions which were made prior to the date of this Agreement and which are listed on Exhibit B attached hereto (if any).

         8. You shall refrain from any disparagement, criticism, defamation or slander of the Company or its products, employees, officers or processes, or tortious interference with the contracts and relationships of the Company.

         9. Any amendment to this Agreement must be in writing signed by you and the Company.

         10. All notices, requests and other communications called for by this Agreement shall be deemed to have been given if made in writing and mailed, postage prepaid, if to you at the address set forth above and if to the Company at 3055 Patrick Henry Drive, Santa Clara, California 95054-8203, or to such other addresses as either party shall specify to the other.

         11. The validity, performance and construction of this Agreement shall be governed by the laws of the State of California.

         12. This Agreement supersedes any prior consulting or other similar agreements between you and the Company, other than the Employment Agreement.

         If this Agreement is satisfactory, you should execute and return the original and one copy to us, retaining the third copy for your file.

Dated as of:  ________________, 199__

                                      Very truly yours,

                                      CELTRIX PHARMACEUTICALS, INC.

                                      By:_______________________________________

                                      Title:  President, Chief Executive Officer

AGREED AND ACCEPTED:

______________________________
Andreas Sommer

                                    EXHIBIT A

         Section 2870 of the California Labor Code is as follows:

         (a) Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer's equipment, supplies, facilities, or trade secret information except for those inventions that either:

             (1) Relate at the time of conception or reduction to practice of the invention to the employer's business, or actual or demonstrably anticipated research or development of the employer.

             (2) Result from any work performed by the employee for the employer.

         (b) To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable.

                                    EXHIBIT B

       INVENTIONS MADE PRIOR TO THIS AGREEMENT AND EXCLUDED FROM
                        PARAGRAPH 9 (IF NONE, SO STATE):